UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed on the Current Report on Form 8-K filed by Nukkleus Inc. (the “Company”) with the Securities and Exchange Commission on August 8, 2024, the Company issued a Senior Unsecured Promissory Note (the “Note”) in the principal amount of $515,500 to East Asia Technology Investments Limited (the “Lender”) in consideration of cash proceeds in the amount of $412,075. The Note bears interest of 12.0% per annum and was due February 1, 2025 and 24% a year thereafter. As an additional inducement to provide the loan as outlined under the Note, the Company issued the Lender a Stock Purchase Warrant (“Warrant”) to acquire 175,000 shares of common stock (on a post reverse stock split basis). Effective as of June 25, 2025, the Lender sold the Note and Warrant to an unaffiliated third party.

In connection with such sale, the Company, the Lender and Palm Global Technologies Limited (“Palm”), a party in which the Company has previously entered into letter of intent, entered into a Mutual Release Agreement dated June 19, 2025 but executed June 25, 2025, whereby Palm and Lender released the Company and the Company released Palm and the Lender from all claims, demands, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, and any other liabilities whatsoever. The Note and Warrant, which are now held by a third party, will continue to be obligations of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: June 30, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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